Exhibit 99.1

CONTACT:	William George	777 Post Oak Blvd, Suite 500
	Chief Financial Officer	Houston, Texas 77056
	713-830-9600	713-830-9600
Fax: 713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS SECOND QUARTER RESULTS

— Solid Earnings and Cash Flows —

Houston, TX — July 30, 2009 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $10,098,000 or $0.26 per diluted share, for the quarter ended June 30, 2009, as compared to net income of $15,193,000 or $0.38 per diluted share, in the second quarter of 2008.  Net income from continuing operations for the quarter was $10,398,000 or $0.27 per diluted share as compared to $15,169,000 or $0.38 per diluted share in the second quarter of 2008.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “During the second quarter our operations achieved solid profitability in a challenging environment.  Although revenues declined noticeably as compared to our extraordinary levels in 2008, our continued focus on profitability helped us to maintain margins at favorable levels.  The commitment and excellence demonstrated at all levels of our workforce were the keys to our successful quarter.”

The Company reported revenues from continuing operations of $300,349,000 in the current quarter, as compared to $353,349,000 in 2008.  The Company also reported free cash flow of $21,321,000 in the current quarter, as compared to $22,843,000 in 2008.  Backlog as of June 30, 2009 was $639,769,000 compared to $716,551,000 as of March 31, 2009.  Backlog as of June 30, 2008 was $778,202,000.

Murdy continued, “Our absolute backlog level continues to be strong by historic standards, however, backlog declined during the quarter as we experienced weak bookings, especially in certain of our larger and more urban operations.  Free cash flow was $21 million in the quarter and cash balances increased to $120 million as of June 30, 2009.  We continue to expect positive cash performance as the year progresses.  Our industry leading team, solid balance sheet, and core operational strength give us confidence that we can earn more than our share of available business and achieve success during the coming quarters.”

The Company reported net income for the six months ended June 30, 2009 of $17,040,000 or $0.44 per diluted share, as compared to net income of $23,434,000 or $0.58 per diluted share in 2008.  Net income from continuing operations for the six months ended June 30, 2009 was $17,520,000 or $0.45 per diluted share as compared to $23,347,000 or $0.58 per diluted share for the first six months of 2008.  The Company also reported revenues of $580,623,000 from continuing operations for the first six months of 2009, as compared to $647,157,000 in 2008.  Free cash flow for the six months ended June 30, 2009 was $15,691,000 as compared to free cash flow of $19,125,000 in 2008.

Bill Murdy concluded, “We expect weakness in nonresidential construction to continue to develop and we remain committed to execution, cash discipline and cost control.  We look forward to continued profitability and positive cash flow in 2009.  Importantly, we believe that challenging industry conditions create an opportunity for us to improve our competitive position in existing markets, and we are optimistic that in coming quarters we will find additional opportunities to prudently invest in new operations and geographies.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Friday, July 31, 2009 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-713-4218 and enter 96945836 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PHTRFB68F.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.   The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Friday, August 7, 2009 by calling 1-888-286-8010 with the conference passcode of 70857257, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 76 locations in 68 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of future events of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability, national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, difficulty in obtaining or increased costs associated with bonding and insurance, shortages of labor and specialty building materials, retention of key management, our backlog failing to translate into actual revenue or profits, errors in our percentage-of-completion method of accounting, the result of competition in our markets, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission.  A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  These forward-looking statements speak only as of the date of this filing.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Six Months Ended June 30, 2009 and 2008

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2009	%	2008	%	2009	%	2008	%
Revenues	$300,349	100.0%	$353,349	100.0%	$580,623	100.0%	$647,157	100.0%
Cost of services	242,028	80.6%	285,937	80.9%	467,149	80.5%	526,773	81.4%
Gross profit	58,321	19.4%	67,412	19.1%	113,474	19.5%	120,384	18.6%

SG&A	41,276	13.7%	43,000	12.2%	84,462	14.5%	83,319	12.9%
(Gain) loss on sale of assets	5	—	(97)	—	3	—	(128)	—
Operating income	17,040	5.7%	24,509	6.9%	29,009	5.0%	37,193	5.7%

Interest income (expense), net	(160)	(0.1)%	137	—	(270)	—	816	0.1%
Other income	9	—	52	—	2	—	158	—
Income before income taxes	16,889	5.6%	24,698	7.0%	28,741	5.0%	38,167	5.9%
Income tax expense	6,491		9,529		11,221		14,820
Income from continuing operations	10,398	3.5%	15,169	4.3%	17,520	3.0%	23,347	3.6%

Discontinued operations:
Operating income (loss), net of income tax (expense) benefit of $60, $(39), $133, and $(100)	(207)		24		(387)		87
Estimated loss on disposition, net of tax of $—, $—, $—, and $—	(93)		—		(93)		—

Net income	$10,098		$15,193		$17,040		$23,434

Income per share:
Basic-
Income from continuing operations	$0.27		$0.38		$0.46		$0.59
Discontinued operations -
Income (loss) from operations	(0.01)		—		(0.01)		—
Estimated loss on disposition	—		—		—		—
Net income	$0.26		$0.38		$0.45		$0.59

Diluted -
Income from continuing operations	$0.27		$0.38		$0.45		$0.58
Discontinued operations -
Income (loss) from operations	(0.01)		—		(0.01)		—
Estimated loss on disposition	—		—		—		—
Net income	$0.26		$0.38		$0.44		$0.58

Shares used in computing income per share:
Basic	38,136		39,634		38,207		39,737
Diluted	38,533		40,359		38,610		40,422

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2009	%	2008	%	2009	%	2008	%
Net income	$10,098		$15,193		$17,040		$23,434
Discontinued operations	300		(24)		480		(87)
Income taxes	6,491		9,529		11,221		14,820
Other income	(9)		(52)		(2)		(158)
Interest (income) expense, net	160		(137)		270		(816)
(Gain) loss on sale of assets	5		(97)		3		(128)
Depreciation and amortization	3,307		3,318		6,552		5,835
Adjusted EBITDA	$20,352	6.8%	$27,730	7.8%	$35,564	6.1%	$42,900	6.6%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding discontinued operations, income taxes, other income, interest (income) expense, net, (gain) loss on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)

Cash and cash equivalents	$120,415	$117,015
Accounts receivable, net	257,077	266,602
Costs and estimated earnings in excess of billings	16,321	19,123
Other current assets	43,236	40,905
Assets related to discontinued operations	438	1,544
Total current assets	437,487	445,189
Property and equipment, net	35,000	35,650
Goodwill	95,666	90,940
Identifiable intangible assets, net	14,551	16,281
Other noncurrent assets	8,070	10,432
Total assets	$590,774	$598,492

Current maturities of long-term debt	$—	$—
Current maturities of notes to former owners	1,018	1,336
Accounts payable	84,972	98,190
Billings in excess of costs and estimated earnings	100,211	97,505
Other current liabilities	95,009	100,957
Liabilities related to discontinued operations	—	397
Total current liabilities	281,210	298,385
Long-term debt, net of current maturities	—	—
Notes to former owners, net of current maturities	7,972	9,363
Other long-term liabilities	4,996	4,273
Total liabilities	294,178	312,021
Total stockholders’ equity	296,596	286,471
Total liabilities and stockholders’ equity	$590,774	$598,492

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Cash provided by (used in):
Operating activities	$23,884	$27,059	$19,951	$26,013
Investing activities	$(5,368)	$(1,302)	$(5,803)	$(45,607)
Financing activities	$(6,250)	$(12,885)	$(10,748)	$(18,529)

Free cash flow:
Cash from operating activities	$23,884	$27,059	$19,951	$26,013
Purchases of property and equipment	(2,662)	(4,253)	(4,434)	(7,005)
Proceeds from sales of property and equipment	99	37	174	117

Free cash flow	$21,321	$22,843	$15,691	$19,125

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.